UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 21, 2005
PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(440) 930-1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 21, 2005, PolyOne Corporation (“PolyOne”) entered into a Separation Agreement (the “Separation Agreement”) with Thomas A. Waltermire, effective October 6, 2005 (the “Termination Date”). Pursuant to the Separation Agreement, Mr. Waltermire resigned his positions as President and Chief Executive Officer of PolyOne and as a member of PolyOne’s Board of Directors. Under the Separation Agreement, Mr. Waltermire will be entitled to receive the following:
•	severance payments for the period beginning October 6, 2005 and ending October 5, 2008 (the “Severance Period”) as follows: (i) on the six month anniversary of the Termination Date (the “Initial Payment Date”), Mr. Waltermire will receive a lump sum payment of $371,258 and (ii) following the Initial Payment Date, Mr. Waltermire will receive his regular base salary and car allowance in bi-weekly payments, in accordance with PolyOne’s regular payroll practices;

•	annual bonus for 2005, as earned under PolyOne’s Senior Executive Annual Incentive Plan, to be paid on the Initial Payment Date;

•	under PolyOne’s long-term executive incentive plans, the full amount of any earned performance shares and performance cash awards payable for the 2003-2005 performance period, paid on the Initial Payment Date, and one-third of the amount of any earned performance shares and performance cash payable for the 2005-2007 performance period, paid by the 15th day of the third month following the end of the performance period;

•	a lump sum payment on the Initial Payment Date equal to the value of life insurance and long-term disability benefits during the Severance Period;

•	continuation of coverage under PolyOne’s medical and dental plans from the Termination Date until April 30, 2007 and a lump sum payment on the Initial Payment Date of $9,983 (the value of continued participation in PolyOne’s medical and dental plans from May 1, 2007 until October 5, 2008);

•	payment of professional fees, including financial planning, tax preparation and legal fees (in an amount not to exceed $43,040); and

•	outplacement services, paid for by PolyOne, to be completed by December 31, 2007.
Additionally, in the event of a change of control during the Severance Period, any payments or benefits remaining due to Mr. Waltermire under the Separation Agreement will be accelerated and the present value of the payments will be paid to Mr. Waltermire in a single lump sum.
Under the Separation Agreement, Mr. Waltermire agreed, during the Severance Period, not to compete with PolyOne or to solicit employees of PolyOne and Mr. Waltermire released PolyOne from any and all claims, demands, suits and causes of action Mr. Waltermire now has or may have against PolyOne. Further Mr. Waltermire agreed that the Separation Agreement is intended to satisfy PolyOne’s obligations under the PolyOne Employee Transition Plan.
The foregoing description of the Separation Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     On December 21, 2005, pursuant to the Separation Agreement described above, PolyOne and Mr. Waltermire agreed that the Executive Management Continuity Agreement (the “Continuity Agreement”), by and between PolyOne and Mr. Waltermire, is terminated effective October 6, 2005. The Separation Agreement is intended to supersede and replace the Continuity Agreement, which provided for certain benefits upon a termination of employment following a change of control of PolyOne.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10.1	Separation Agreement by and between PolyOne and Thomas A. Waltermire, dated December 21, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2005

POLYONE CORPORATION

	By:	/s/ Kenneth M. Smith

		Name:	Kenneth M. Smith
		Title:	Vice President and Chief Information
and Human Resources Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Separation Agreement by and between PolyOne and Thomas A. Waltermire, dated December 21, 2005.